Exhibit (c)-(2)

DUFF & PHELPS Country Style Cooking Country Style Cooking Restaurant Chain Co., Ltd. December 16, 2015 Fairness Analysis Presented to the Special Committee of Independent Directors The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC and its affiliates.

Duff & Phelps Disclaimer The following pages contain materials that are being provided by Duff & Phelps, LLC (“Duff & Phelps”) to the special committee of independent directors (the “Special Committee”) of the board of directors (the “Board of Directors”) of Country Style Cooking Restaurant Chain Co., Ltd. (“Country Style Cooking” or the “Company”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein). The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with their evaluation of the Proposed Transaction and may not be distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps. Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither the Company nor Duff & Phelps, nor any of their respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the materials if used by persons other than the Special Committee. These materials are not intended to represent an Opinion but rather to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion. The accompanying material does not, and any Opinion provided by Duff & Phelps would not: (i) address the merits of the underlying business decision of the Special Committee, the Board of Directors or the Company or any other party to the Proposed Transaction to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) constitute a recommendation to the Special Committee, the Board of Directors, the Company or any other person including security holders of the Company as to how such person should vote or as to any other specific action that should be taken in connection with the Proposed Transaction; or (iii) create any fiduciary duty on Duff & Phelps’ part to any party. The information utilized in preparing this presentation was obtained from the Company and from public sources. Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Duff & Phelps did not independently verify such information. No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction. Duff & Phelps’ affiliate, Duff & Phelps Securities, LLC (“DPS”), has acted as financial advisor to the Special Committee providing such financial and market related advice and assistance as requested by the Special Committee in connection with the Proposed Transaction, and will receive a fee for certain investment banking services if requested by the Special Committee. CONFIDENTIAL 2DUFF & PHELPS

Table of Contents 1. Introduction and Transaction Overview 2. Valuation Analysis - Discounted Cash Flow Analysis - Selected Public Companies / M&A Transactions Analysis Appendix 1. Assumptions, Qualifications, and Limiting Conditions 2. Summary of Premiums Paid Supplemental CONFIDENTIAL 3 DUFF & PHELPS

Section 01 Introduction and Transaction Overview

Introduction and Transaction Overview The Engagement Duff & Phelps was retained by the Special Committee and the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such). Specifically, Duff & Phelps has been asked to provide an opinion (the “Opinion”) to the Special Committee as to the fairness, from a financial point of view, to (i) the holders of ordinary shares, par value US$0.001 per share, of the Company (each, a “Share” and collectively, the “Shares”), other than the Excluded Shares and the Dissenting Shares (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing four Shares (each, an “ADS” and collectively, “ADSs”), other than the ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of the Shares or ADSs other than in their capacity as holders of Shares or ADSs). The Proposed Transaction It is Duff & Phelps’ understanding that the Company, Country Style Cooking Restaurant Chain Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), and Country Style Cooking Restaurant Chain Merger Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, the latest draft of which Duff & Phelps has reviewed is dated December 9, 2015. Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, whereupon the separate corporate existence of Merger Sub will cease and the Company will be the surviving company, and in connection with such merger each issued and outstanding Share (other than the Excluded Shares and the Dissenting Shares) will be cancelled in exchange for the right to receive US $1.3075 in cash per Share without interest (the “Per Share Merger Consideration”) and each issued and outstanding ADS (other than ADSs representing the Excluded Shares) will be cancelled in exchange for the right to receive US $5.23 in cash per ADS without interest (the “Per ADS Merger Consideration”, and together with the Per Share Merger Consideration, the “Merger Consideration”) (collectively, the “Proposed Transaction”). The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement. For purposes of this Opinion, (i) “Excluded Shares” shall mean, collectively, the Shares (including Shares represented by ADSs) beneficially owned by each Rollover Shareholder (as defined in the Merger Agreement), Shares held by Parent, the Company or any of their Subsidiaries (as defined in the Merger Agreement), and Shares held by the Depositary (as defined in the Merger Agreement) that are not represented by ADSs and reserved for the issuance and allocation of ADSs pursuant to the Share Incentive Plan and/or any Company Share Award (as defined in the Merger Agreement); and (ii) “Dissenting Shares” shall have the meaning set forth in the Merger Agreement. CONFIDENTIAL 5 DUFF & PHELPS

Introduction and Transaction Overview Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below: 1. Reviewed the following documents: - The Company’s annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2013 and December 31, 2014; and the Company’s unaudited interim financial statements for the nine months ended September 30, 2014 and September 30, 2015 included in the Company’s Form 6-K filed with the SEC; - A detailed financial projection model for the years ending December 31, 2015 through 2024, prepared and provided to Duff & Phelps by management of the Company, upon which Duff & Phelps has relied, with your consent, in performing its analysis (the “Management Projections”); - Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company, provided to Duff & Phelps by management of the Company; - A letter dated December 2, 2015 from the management of the Company, which made certain representations as to the Management Projections and the underlying assumptions for the Company (the “Management Representation Letter”); and - Documents related to the Proposed Transaction, including the Merger Agreement; 2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company; 3. Discussed with Company management its plans and intentions with respect to the management and operation of the business; 4. Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant; 5. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, an analysis of selected transactions that Duff & Phelps deemed relevant, and a review of premiums paid in selected transactions that Duff & Phelps deemed relevant; and 6. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate. CONFIDENTIAL 6 DUFF & PHELPS

# Introduction and Transaction Overview

## Ownership Summary



Other Director 0.3%
Institutional Investors 13.5%
Public & Other Shareholders 16.8%
Options & RSUs 2.0%
Buyer Consortium 67.5%

Source: Company filings, Capital IQ, Company provided.

(1) Includes 44,522,148 Ordinary Shares held by Regal Fair, a British Virgin Islands company jointly owned and controlled by Ms. Li and Mr. Zhang, per 13-D dated August 14, 2015.
(2) Includes 17,384,544 Ordinary Shares represented by ADSs, per 13-D dated August 14, 2015.
(3) Includes 12,000,000 ordinary shares, per 20-F dated April 20, 2015.
(4) Includes 107,352,416 ordinary shares outstanding as of December 31, 2015, per 20-F dated April 20, 2015.

**Country Style Cooking Restaurant Chain Co., Ltd. - Ownership**

| Current Shareholders | ADSs | % of Fully Diluted Ownership |
|---|---|---|
| **Buyer Consortium** | | |
| Li, Hong & Zhang, Xingqiang (Co-Founders) (1) | 11,130,537 | 40.7% |
| Sky Success Venture Holdings Limited (2) | 4,346,136 | 15.9% |
| SIG Asia Investments, LLLP (3) | 3,000,000 | 11.0% |
| **Buyer Consortium** | **18,476,673** | **67.5%** |
| **Other Director** | | |
| Gong, Tim (Director) | 34,625 | 0.1% |
| Ji, Yue (Independent Director) | 34,000 | 0.1% |
| **Other Director** | **68,625** | **0.3%** |
| **Institutional Investors** | | |
| Sequoia Capital China | 3,000,000 | 11.0% |
| Renaissance Technologies Corp. | 340,700 | 1.2% |
| River and Mercantile Asset Management LLP | 259,258 | 0.9% |
| Allied Finance Asset Management AG | 40,000 | 0.1% |
| Morgan Stanley | 23,400 | 0.1% |
| U.S. Bancorp Asset Management, Inc. | 17,800 | 0.1% |
| Acadian Asset Management, Inc. | 2,900 | 0.0% |
| UBS Global Asset Management | 1,687 | 0.0% |
| Tower Research Capital LLC | 209 | 0.0% |
| **Institutional Investors** | **3,685,954** | **13.5%** |
| **Public & Other Shareholders** | 4,606,852 | 16.8% |
| **Total ADSs Outstanding (4)** | **26,838,104** | **98.0%** |
| **RSUs & Options In-the-Money at Offer Price** | 541,359 | 2.0% |
| **Fully Diluted ADSs Outstanding at Offer Price** | **27,379,463** | **100.0%** |

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Introduction and Transaction Overview Trading Analysis Country Style Cooking Restaurant Chain Co., Ltd. - Trading History December 15, 2014 to December 14, 2015 Offer Price Premium Relative to: Current (12/14/15) $4.70 11.3% One Day Prior $4.40 18.9% 30- Day VWAP (1) $4.74 10.2% 60- Day VWAP (1) $5.08 3.0% 90- Day VWAP (1) $5.19 0.9% ADS Price $3.00 $3.50 $4.00 $4.50 $5.00 $5.50 $6.00 $6.50 $7.00 Volume (thousands) 0.0 50.0 100.0 150.0 200.0 250.0 300.0 Volume Price 30-day Trailing VWAP 60-day Trailing VWAP 90-day Trailing VWAP Offer 12/15/14 1/15/15 2/15/15 3/15/15 4/15/15 5/15/15 6/15/15 7/15/15 8/15/15 9/15/15 10/15/15 11/15/15 12/14/15 (1) Trailing Volume Weighted Average Price (VWAP) at Offer Country Style Cooking Restaurant Chain Co., Ltd. Historical Trading Metrics (in thousands, except per Share) During one year prior to Offer Post offer Average Closing Price $5.48 Average Closing Price $4.66 High $7.43 High $4.88 Low $3.82 Low $4.35 Average Volume 21.3 Average Volume 15.0 % of Shares Issued and Outstanding 0.1% % of Shares Issued and Outstanding 0.1% % of Float 0.4% % of Float 0.3% Source: Capital IQ CONFIDENTIAL 8 DUFF & PHELPS

# Introduction and Transaction Overview

## Proposed Transaction

**Country Style Cooking Restaurant Chain Co., Ltd. - Offer Premium**

| | ADS Price | Implied Premium |
|---|---|---|
| ADS price of 12/14/15 | $4.70 | 11.3% |
| One-week prior to Offer (8/7/15) | $4.63 | 13.0% |
| 30-days trailing VWAP at Offer | $4.74 | 10.2% |
| 60-days trailing VWAP at Offer | $5.08 | 3.0% |
| 90-days trailing VWAP at Offer | $5.19 | 0.9% |
| One-year prior to Offer (8/14/14) | $7.08 | (26.1%) |
| Initial Public Offering (9/27/2010) | $16.50 | (68.3%) |
| **Offer Price** | **$5.23** | |

**Country Style Cooking Restaurant Chain Co., Ltd. - Implied Multiples**

*(USD in millions, except per ADS data)*

| | | Offer $5.23 |
|---|---|---|
| Fully Diluted ADSs Issued and Outstanding (millions) | 27.4 | |
| Implied Fully Diluted Equity Value | | $143.2 |
| Plus: Income Tax Payable | | 1.2 |
| Less: Due from Related Parties | | (0.1) |
| Less: Proceeds from Exercise of Options | | (1.0) |
| Less: Cash (1) | | (96.6) |
| **Implied Enterprise Value** | | **$46.6** |
| **Implied Offer Multiples:** | | |
| EV / LTM EBITDA | $17.1 | 2.7x |
| EV / 2016 EBITDA | $17.1 | 2.7x |
| EV / 2017 EBITDA | $17.0 | 2.6x |
| EV / LTM EBIT | $5.3 | 8.8x |
| EV / 2016 EBIT | $5.0 | 9.2x |
| EV / 2017 EBIT | $5.0 | 9.0x |
| EV / LTM Revenue | $224.2 | 0.21x |

Note: Balance sheet data and LTM as of September 30, 2015. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

(1) Includes cash and cash equivalents, short-term investment and long-term investment. Reflects a 10% withholding tax discount on excess cash and investment held at onshore entities (net of income tax payable).

CONFIDENTIAL 9 DUFF & PHELPS

# Introduction and Transaction Overview
## Valuation Summary

**Valuation Range Conclusions**

*(RMB in thousands, except per ADS values or otherwise noted)*

| | | Low | | High | | Offer Price |
|---|---|---|---|---|---|---|
| **Enterprise Value** | | | | | | |
| Discounted Cash Flow Analysis | | ¥235,400 | - | ¥320,200 | | |
| Selected Public Companies Analysis | | ¥232,200 | - | ¥298,500 | | |
| **Enterprise Value Range** | | **¥233,800** | **-** | **¥309,400** | | |
| Plus: Proceeds from Exercise of Options | | ¥6,759 | - | ¥6,759 | | |
| Plus: Due from Related Parties | | 493 | - | 493 | | |
| Less: Income Tax Payable | | (7,460) | - | (7,460) | | |
| **Value Attributable to Fully Diluted ADSs (Excluding Cash)** | | **¥233,592** | **-** | **¥309,192** | | |
| Fully Diluted ADSs Issued and Outstanding | | 27,379,463 | - | 27,379,463 | | |
| Value Per ADS (RMB) | | ¥8.53 | - | ¥11.29 | | |
| RMB to USD FX rate (as of 12/15/2015) | | 6.47 | - | 6.47 | | |
| **Value Per ADS Range (Excluding Excess Cash)** | | **$1.32** | **-** | **$1.75** | | |
| Excess Cash (1) | | 625,062 | - | 625,062 | | |
| Cash Value Per Fully Diluted ADSs Issued and Outstanding (RMB) | | ¥22.83 | - | ¥22.83 | | |
| Cash Value Per Fully Diluted ADSs Issued and Outstanding (USD) | | $3.53 | - | $3.53 | | |
| **Value Per ADS Range** | | **$4.85** | **-** | **$5.27** | | **$5.23** |
| **Implied Valuation Multiples** | | | | | | |
| EV / LTM EBITDA | ¥110,483 | 2.1x | - | 2.8x | | 2.7x |
| EV / 2016 EBITDA | ¥112,230 | 2.1x | - | 2.8x | | 2.7x |
| EV / 2017 EBITDA | ¥114,447 | 2.0x | - | 2.7x | | 2.6x |
| EV / LTM EBIT | ¥34,340 | 6.8x | - | 9.0x | | 8.8x |
| EV / 2016 EBIT | ¥32,860 | 7.1x | - | 9.4x | | 9.2x |
| EV / 2017 EBIT | ¥33,471 | 7.0x | - | 9.2x | | 9.0x |
| EV / LTM Revenue | ¥1,450,497 | 0.16x | - | 0.21x | | 0.21x |

Note: Balance sheet data and LTM as of September 30, 2015. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

(1) Includes cash and cash equivalents, short-term investment and long-term investment. Reflects a 10% withholding tax discount on excess cash and investment held at onshore entities (net of income tax payable).

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Introduction and Transaction Overview ADS Valuation Range $5.23 Offer Price Discounted Cash Flow Analysis $4.86 $5.34 Selected Public Companies Analysis $4.84 $5.21 Concluded Range $4.85 $5.27 Value Per ADS (USD) $4.40 $4.50 $4.60 $4.70 $4.80 $4.90 $5.00 $5.10 $5.20 $5.30 $5.40 $5.50 $5.60 $5.70 $5.80 CONFIDENTIAL11 DUFF & PHELPS

Section 02Valuation Analysis

# Valuation Analysis
## Financial Performance

**Historical and Projected Financial Performance**
*(RMB in thousands)*

| | 2011A | 2012A | 2013A | 2014A | YTD 9/30/2014 | YTD 9/30/2015 | LTM 9/30/2015 | Management Projections 2015P | 2016P | 2017P | 2018P | 2019P | 2020P | 2021P | 2022P | 2023P | 2024P |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Net Revenue | ¥ 1,019,553 | ¥ 1,188,412 | ¥ 1,360,086 | ¥ 1,462,185 | ¥ 1,100,896 | ¥ 1,089,208 | ¥ 1,450,497 | ¥ 1,436,752 | ¥ 1,472,330 | ¥ 1,522,269 | ¥ 1,567,778 | ¥ 1,644,658 | ¥ 1,725,862 | ¥ 1,807,122 | ¥ 1,896,379 | ¥ 1,976,630 | ¥ 2,056,747 |
| Growth | | 16.6% | 14.4% | 7.5% | 7.5% | (1.1%) | 0.9% | (1.7%) | 2.5% | 3.4% | 3.0% | 4.9% | 4.9% | 4.7% | 4.9% | 4.2% | 4.1% |
| Gross Profit | ¥ 147,910 | ¥ 185,037 | ¥ 205,958 | ¥ 202,797 | ¥ 156,989 | ¥ 134,626 | ¥ 180,434 | ¥ 175,636 | ¥ 179,344 | ¥ 184,041 | ¥ 188,095 | ¥ 197,318 | ¥ 207,061 | ¥ 216,810 | ¥ 227,519 | ¥ 237,147 | ¥ 246,759 |
| Margin % | 14.5% | 15.6% | 15.1% | 13.9% | 14.3% | 12.4% | 12.4% | 12.2% | 12.2% | 12.1% | 12.0% | 12.0% | 12.0% | 12.0% | 12.0% | 12.0% | 12.0% |
| EBITDA | ¥ 77,573 | ¥ 113,922 | ¥ 123,710 | ¥ 122,317 | ¥ 96,341 | ¥ 84,507 | ¥ 110,483 | ¥ 108,877 | ¥ 112,230 | ¥ 114,447 | ¥ 116,241 | ¥ 121,647 | ¥ 127,357 | ¥ 133,071 | ¥ 139,347 | ¥ 144,990 | ¥ 150,623 |
| Margin % | 7.6% | 9.6% | 9.1% | 8.4% | 8.8% | 7.8% | 7.6% | 7.6% | 7.6% | 7.5% | 7.4% | 7.4% | 7.4% | 7.4% | 7.3% | 7.3% | 7.3% |
| Growth | | 46.9% | 8.6% | (1.1%) | (3.0%) | (12.3%) | (8.5%) | (11.0%) | 3.1% | 2.0% | 1.6% | 4.7% | 4.7% | 4.5% | 4.7% | 4.0% | 3.9% |
| EBIT | ¥ 39,299 | ¥ 54,511 | ¥ 53,702 | ¥ 43,732 | ¥ 37,866 | ¥ 28,474 | ¥ 34,340 | ¥ 34,844 | ¥ 32,860 | ¥ 33,471 | ¥ 34,128 | ¥ 38,266 | ¥ 38,892 | ¥ 43,292 | ¥ 48,723 | ¥ 53,450 | ¥ 58,157 |
| Margin % | 3.9% | 4.6% | 3.9% | 3.0% | 3.4% | 2.6% | 2.4% | 2.4% | 2.2% | 2.2% | 2.2% | 2.3% | 2.3% | 2.4% | 2.6% | 2.7% | 2.8% |
| Growth | | 38.7% | (1.5%) | (18.6%) | (19.3%) | (24.8%) | (23.0%) | (20.3%) | (5.7%) | 1.9% | 2.0% | 12.1% | 1.6% | 11.3% | 12.5% | 9.7% | 8.8% |
| Capital Expenditures | ¥ 159,081 | ¥ 142,355 | ¥ 116,731 | ¥ 116,248 | ¥ 98,689 | ¥ 41,654 | ¥ 59,213 | ¥ 72,132 | ¥ 88,966 | ¥ 86,613 | ¥ 84,269 | ¥ 84,925 | ¥ 97,551 | ¥ 95,536 | ¥ 90,841 | ¥ 88,848 | ¥ 89,556 |
| % of Net Revenue | 15.6% | 12.0% | 8.6% | 8.0% | 9.0% | 3.8% | 4.1% | 5.0% | 6.0% | 5.7% | 5.4% | 5.2% | 5.7% | 5.3% | 4.8% | 4.5% | 4.4% |
| % of EBITDA | 205.07% | 125.0% | 94.4% | 95.0% | 102.4% | 49.3% | 53.6% | 66.3% | 79.3% | 75.7% | 72.5% | 69.8% | 76.6% | 71.8% | 65.2% | 61.3% | 59.5% |

Note: Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).
Source: Company filings, Company management

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Valuation Analysis Discounted Cash Flow Analysis - Methodology and Key Assumptions Discounted Cash Flow Methodology Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows. Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders. Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk. The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles. Discounted Cash Flow Key Assumptions Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending December 31, 2015-2024 (excluding public company expenses, as provided by Company management) as well as discussions with Company management, a review of the Company’s historical performance and other factors to develop the DCF analysis. Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula. Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 13.50% to 16.50%, derived from the Capital Asset Pricing Model. The following is a summary of the Management Projections utilized in the discounted cash flow analysis: - The Company’s net revenue increases at a compound annual growth rate (“CAGR”) of 3.5% over the ten-year period ending 2024. - EBITDA increases at a CAGR of 2.1% over the ten-year period ending 2024. - The Company’s EBITDA margin averages 7.4% over the ten-year period ending 2024. - Capital expenditures average 5.2% of revenue over the ten-year period ending 2024. CONFIDENTIAL14 DUFF & PHELPS

# Valuation Analysis

## DCF Analysis Summary

**Discounted Cash Flow Analysis**

*(RMB in thousands)*

| | LTM | 2015P | 2016P | 2017P | 2018P | 2019P | 2020P | 2021P | 2022P | 2023P | 2024P |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Net Revenue | ¥1,450,497 | ¥1,436,752 | ¥1,472,330 | ¥1,522,269 | ¥1,567,778 | ¥1,644,658 | ¥1,725,862 | ¥1,807,122 | ¥1,896,379 | ¥1,976,630 | ¥2,056,747 |
| *Growth* | *0.9%* | *(1.7%)* | *2.5%* | *3.4%* | *3.0%* | *4.9%* | *4.9%* | *4.7%* | *4.9%* | *4.2%* | *4.1%* |
| EBITDA | ¥110,483 | ¥108,877 | ¥112,230 | ¥114,447 | ¥116,241 | ¥121,647 | ¥127,357 | ¥133,071 | ¥139,347 | ¥144,990 | ¥150,623 |
| *Margin* | *7.6%* | *7.6%* | *7.6%* | *7.5%* | *7.4%* | *7.4%* | *7.4%* | *7.4%* | *7.3%* | *7.3%* | *7.3%* |
| *Growth* | *(8.5%)* | *(11.0%)* | *3.1%* | *2.0%* | *1.6%* | *4.7%* | *4.7%* | *4.5%* | *4.7%* | *4.0%* | *3.9%* |

| | Q4 2015 | 2016P | 2017P | 2018P | 2019P | 2020P | 2021P | 2022P | 2023P | 2024P |
|---|---|---|---|---|---|---|---|---|---|---|
| Earnings Before Interest and Taxes | ¥6,370 | ¥32,860 | ¥33,471 | ¥34,128 | ¥38,266 | ¥38,892 | ¥43,292 | ¥48,723 | ¥53,450 | ¥58,157 |
| Pro Forma Taxes @ 25.0% | (1,592) | (8,215) | (8,368) | (8,532) | (9,566) | (9,723) | (10,823) | (12,181) | (13,362) | (14,539) |
| Net Operating Profit After Tax | 4,777 | 24,645 | 25,103 | 25,596 | 28,699 | 29,169 | 32,469 | 36,542 | 40,087 | 43,618 |
| Depreciation | 18,000 | 79,371 | 80,976 | 82,113 | 83,381 | 88,465 | 89,779 | 90,624 | 91,540 | 92,466 |
| Other Income | 192 | 300 | 300 | 300 | 300 | 300 | 300 | 300 | 300 | 300 |
| Capital Expenditures | (30,478) | (88,966) | (86,613) | (84,269) | (84,925) | (97,551) | (95,536) | (90,841) | (88,848) | (89,556) |
| (Increase) / Decrease in Working Capital | 12,154 | 1,752 | 2,408 | 2,195 | 3,647 | 3,849 | 3,846 | 4,224 | 3,785 | 3,772 |
| Free Cash Flow (1) | ¥4,645 | ¥17,101 | ¥22,175 | ¥25,935 | ¥31,102 | ¥24,232 | ¥30,857 | ¥40,849 | ¥46,864 | ¥50,600 |

| **Enterprise Value Range** | **Low** | **High** |
|---|---|---|
| Terminal Growth Rate | 3.00% | 3.00% |
| Weighted Average Cost of Capital | 16.50% | 13.50% |
| **Concluded Enterprise Value** | **¥235,400** | **¥320,200** |
| Implied Per ADS Range (USD) | $4.86 | $5.34 |

**Implied Valuation Multiples**

| | | Low | High |
|---|---|---|---|
| EV / LTM EBITDA | ¥110,483 | 2.1x | 2.9x |
| EV / 2016 EBITDA | ¥112,230 | 2.1x | 2.9x |
| EV / 2017 EBITDA | ¥114,447 | 2.1x | 2.8x |
| EV / LTM EBIT | ¥34,340 | 6.9x | 9.3x |
| EV / 2016 EBIT | ¥32,860 | 7.2x | 9.7x |
| EV / 2017 EBIT | ¥33,471 | 7.0x | 9.6x |
| EV / LTM Revenue | ¥1,450,497 | 0.16x | 0.22x |

(1) Prior to application of a 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation and included in the concluded enterprise value range.

Note: Balance sheet data and LTM as of September 30, 2015. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

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Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis Duff & Phelps selected nine publicly traded companies in the quick service restaurant industry that were deemed relevant to its analysis. Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies’ trading multiples of enterprise value to revenue, enterprise value to EBITDA, enterprise value to EBIT. Selected M&A Transactions Analysis Duff & Phelps selected precedent transactions within the restaurant industry that it determined to be relevant to its analysis. Duff & Phelps computed the LTM revenue and EBITDA for each of the target companies (where publicly disclosed). Duff & Phelps then calculated the implied enterprise value to revenue and enterprise value to EBITDA multiples for each transaction. Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant. Rather than applying the average or median multiple from the public company set, Duff & Phelps selected multiples that reflect the Company’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group. None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations. CONFIDENTIAL 16 DUFF & PHELPS

# Valuation Analysis

## Selected Public Companies Analysis – Financial Metrics

### Selected Public Companies Analysis

| COMPANY INFORMATION | | | REVENUE GROWTH | | | | EBITDA GROWTH | | | | EBITDA MARGIN | | | | EBIT MARGIN | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Company Name | HQ | Exchange | 3-YR CAGR | LTM | 2016 | 2017 | 3-YR CAGR | LTM | 2016 | 2017 | 3-YR AVG | LTM | 2016 | 2017 | 3-YR CAGR | LTM | 2016 | 2017 |
| **HK-Listed Chinese QSR Companies** | | | | | | | | | | | | | | | | | | |
| Café de Coral Holdings Limited | Hong Kong | SEHK | 7.3% | 5.9% | 5.4% | 6.3% | 8.4% | -7.1% | 7.0% | 11.9% | 13.1% | 11.9% | 12.5% | 13.2% | 9.3% | 8.0% | 8.3% | 8.8% |
| Fairwood Holdings Ltd. | Hong Kong | SEHK | 7.1 | 6.4 | NA | NA | 11.7 | -1.2 | NA | NA | 11.9 | 11.3 | NA | NA | 8.2 | 9.5 | NA | NA |
| Xiabuxiabu Catering Management (China) Holdings Co., Ltd. | China | SEHK | 30.2 | 12.7 | 15.7 | 19.3 | 24.7 | -2.7 | 17.9 | 15.6 | 13.4 | 13.0 | 15.2 | 14.7 | 9.0 | 8.8 | 10.8 | 10.1 |
| Ajisen China Holdings Ltd. | Hong Kong | SEHK | 2.7 | -0.2 | 2.5 | 3.6 | -1.9 | -0.8 | 2.3 | 7.9 | 14.6 | 16.6 | 17.0 | 17.7 | 9.0 | 10.8 | 10.1 | 11.0 |
| Hop Hing Group Holdings Limited | Hong Kong | SEHK | -4.1 | -2.3 | 10.5 | 8.9 | -15.4 | 1.1 | 37.9 | 24.1 | 11.6 | 8.6 | 11.5 | 13.2 | 5.4 | 2.5 | 6.1 | 7.9 |
| **Group Median** | | | 7.1% | 5.9% | 8.0% | 7.6% | 8.4% | -1.2% | 12.5% | 13.7% | 13.1% | 11.9% | 13.9% | 14.0% | 9.0% | 8.8% | 9.2% | 9.4% |
| **Asia QSR Companies** | | | | | | | | | | | | | | | | | | |
| MK Restaurant Group Public Company Limited | Thailand | SET | 11.1% | 4.4% | 6.6% | 7.8% | 3.5% | 9.1% | 6.1% | 1.6% | 21.7% | 20.5% | 22.4% | 21.1% | 17.3% | 15.1% | 16.3% | 15.4% |
| Wowprime Corp. | Taiwan | TSEC | 30.0 | 0.7 | 8.7 | 12.9 | 16.3 | -16.9 | 17.2 | 9.5 | 13.4 | 10.1 | 11.2 | 10.9 | 9.4 | 5.4 | 6.0 | 6.6 |
| Berjaya Food Berhad (1) | Malaysia | KLSE | NM | NM | 23.2 | 16.7 | NM | NM | 23.5 | 11.2 | 6.1 | 11.8 | 15.8 | 15.1 | 1.1 | 6.8 | 11.1 | 11.0 |
| PT Fast Food Indonesia Tbk | Indonesia | JKSE | 9.8 | 4.4 | NA | NA | -2.0 | -12.6 | NA | NA | 9.4 | 7.1 | NA | NA | 5.8 | 3.2 | NA | NA |
| **Group Median** | | | 11.1% | 4.4% | 8.7% | 12.9% | 3.5% | -12.6% | 17.2% | 9.5% | 11.4% | 11.0% | 15.8% | 15.1% | 7.6% | 6.1% | 11.1% | 11.0% |
| **Aggregate Mean** | | | 11.7% | 4.0% | 10.4% | 10.8% | 5.6% | -3.9% | 16.0% | 11.7% | 12.8% | 12.3% | 15.1% | 15.1% | 8.3% | 7.8% | 9.8% | 10.1% |
| **Aggregate Median** | | | 8.5% | 4.4% | 8.7% | 8.9% | 5.9% | -2.0% | 17.2% | 11.2% | 13.1% | 11.8% | 15.2% | 14.7% | 9.0% | 8.0% | 10.1% | 10.1% |
| **Country Style Cooking Restaurant Chain Co., Ltd. (Management Projections) (2)** | | | 12.8% | 0.9% | 2.5% | 3.4% | 16.4% | -8.5% | 3.1% | 2.0% | 9.0% | 7.6% | 7.6% | 7.5% | 3.8% | 2.4% | 2.2% | 2.2% |

(1) Acquired 100% of Berjaya Starbucks Coffee Company Sdn Bhd on September 18, 2014.
(2) The Company's financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).
LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Bloomberg, Capital IQ, SEC filings

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# Valuation Analysis

## Selected Public Companies Analysis – Valuation Multiples

### Selected Public Companies Analysis

*($ in millions, except per share data)*

| COMPANY INFORMATION | | | MARKET DATA | | | ENTERPRISE VALUE AS MULTIPLE OF | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Company Name | HQ | Exchange | Stock Price on 12/14/15 | % of 52-Wk High | Enterprise Value | LTM EBITDA | 2016 EBITDA | 2017 EBITDA | LTM EBIT | 2016 EBIT | 2017 EBIT | LTM Revenue |
| **HK-Listed Chinese QSR Companies** | | | | | | | | | | | | |
| Café de Coral Holdings Limited | Hong Kong | SEHK | $2.95 | 76.2% | $1,489 | 13.0x | 11.5x | 10.3x | 19.3x | 17.3x | 15.3x | 1.55x |
| Fairwood Holdings Ltd. | Hong Kong | SEHK | 3.15 | 95.3 | 320 | 9.6 | NA | NA | 11.4 | NA | NA | 1.08 |
| Xiabuxiabu Catering Management (China) Holdings Co., Ltd. | China | SEHK | 0.41 | 58.8 | 254 | 5.5 | 3.8 | 3.3 | 8.1 | 5.4 | 4.9 | 0.71 |
| Ajisen China Holdings Ltd. | Hong Kong | SEHK | 0.43 | 55.8 | 178 | 2.5 | 2.5 | 2.3 | 3.8 | 4.1 | 3.7 | 0.41 |
| Hop Hing Group Holdings Limited | Hong Kong | SEHK | 0.01 | 59.1 | 94 | 4.0 | 2.5 | 2.0 | 13.7 | 4.7 | 3.3 | 0.34 |
| **Group Median** | | | | | | 5.5x | 3.2x | 2.8x | 11.4x | 5.1x | 4.3x | 0.71x |
| **Asia QSR Companies** | | | | | | | | | | | | |
| MK Restaurant Group Public Company Limited | Thailand | SET | $1.54 | 88.8% | $1,156 | 13.7x | 11.9x | 11.7x | 18.6x | 16.4x | 16.2x | 2.80x |
| Wowprime Corp. | Taiwan | TSEC | 4.81 | 53.3 | 303 | 5.8 | 4.7 | 4.3 | 10.8 | 8.9 | 7.2 | 0.59 |
| Berjaya Food Berhad | Malaysia | KLSE | 0.54 | 74.8 | 244 | NM | 10.8 | 9.7 | NM | 15.4 | 13.3 | NM |
| PT Fast Food Indonesia Tbk | Indonesia | JKSE | 0.08 | 52.4 | 130 | 5.9 | NA | NA | 13.2 | NA | NA | 0.42 |
| **Group Median** | | | | | | 5.9x | 10.8x | 9.7x | 13.2x | 15.4x | 13.3x | 0.59x |
| **Aggregate Mean** | | | | | | 7.5x | 6.8x | 6.2x | 12.4x | 10.3x | 9.1x | 0.99x |
| **Aggregate Median** | | | | | | 5.9x | 4.7x | 4.3x | 12.3x | 8.9x | 7.2x | 0.65x |

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) – (Cash & Equivalents) – (Net Non-Operating Assets)
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Bloomberg, Capital IQ, SEC filings

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# Valuation Analysis

## Selected M&A Transactions Analysis

**Selected M&A Transactions Analysis**
*($ in millions)*

| Announced | Status | Target Name | Target Business Description | Acquirer Name | Enterprise Value | LTM Revenue | LTM EBITDA | EBITDA Margin | EV / EBITDA | EV / Revenue |
|---|---|---|---|---|---|---|---|---|---|---|
| **Asia Restaurant Companies M&A Transactions** | | | | | | | | | | |
| 10/30/2015 | Pending | Ichibanya Co., Ltd. (TSE:7630) | Operates a chain of directly managed and FC member restaurants | House Foods Group Inc. (TSE:2810) | $695.5 | $365.9 | $43.9 | 12.0% | 15.8x | 1.90x |
| 6/6/2015 | Closed | Nice Race Management Limited | Owns and operates a chain of buffet restaurants in China | Carnival Group International Holdings Limited (SEHK:996) | $32.7 | $116.1 | NA | NA | NA | 0.28x |
| 7/23/2014 | Closed | Berjaya Starbucks Coffee Company Sdn Bhd | Purchases, roasts, and sells whole bean coffees, brewed coffees, Italian-style espresso beverages, and cold blended beverages | Berjaya Food Berhad (KLSE:BJFOOD) | $176.5 | $95.1 | NA | NA | NA | 1.86x |
| 5/7/2014 | Closed | SRS KOREA Co., Ltd. | Operates fast food restaurant chains | CVC Capital Partners Limited | $97.8 | $153.5 | NA | NA | NA | 0.64x |
| 1/31/2014 | Closed | South Beauty Investment Co. Ltd | Owns and operates restaurants in China | CVC Capital Partners Limited | $362.8 | $229.0 | NA | NA | NA | 1.58x |
| **Group Median** | | | | | | | | | 15.8x | 1.58x |
| **Non- Asia Restaurant Companies M&A Transactions** | | | | | | | | | | |
| 10/14/2015 | Pending | SAS FRA MA PIZZ | Owns and operates pizza restaurants | Domino's Pizza Enterprises Limited (ASX:DMP) | $40.0 | $34.8 | $4.0 | 11.5% | 10.0x | 1.15x |
| 6/2/2015 | Pending | Espresso House Holding AB | Owns and operates a chain of coffee bars | JAB Holdings B.V. | $316.9 | $118.0 | NA | NA | NA | 2.68x |
| 5/21/2015 | Closed | Frisch's Restaurants, Inc. | Operates full service family style restaurants under the Frisch's Big Boy name in the United States | NRD Capital Management, LLC | $172.8 | $215.2 | $23.5 | 10.9% | 7.3x | 0.80x |
| 4/15/2015 | Pending | Nordic Service Partners Holding AB (OM:NSP B) | Operates and franchises quick service restaurants | Danske Koncept Restauranter Holding ApS | $45.5 | $95.3 | $7.2 | 7.5% | 6.3x | 0.48x |
| 4/3/2015 | Closed | Gruppo La Piadineria S.r.l. | Owns and operates a chain of restaurant | IDeA Capital Funds SGR SPA | $33.0 | $27.5 | NA | NA | NA | 1.20x |
| 3/27/2015 | Pending | Rocca Limited | Owns and operates fast food restaurants | The Fulham Shore PLC (AIM:FUL) | $49.0 | $8.5 | $1.8 | 20.9% | 27.6x | 5.76x |
| 1/14/2015 | Closed | Brazil Fast Food Corp. | Operates, franchisees, and licenses a system of traditional and non-traditional fast-food restaurants in Brazil | Controlling Shareholders | $137.5 | $114.4 | $17.0 | 14.8% | 8.1x | 1.20x |
| 11/6/2014 | Closed | Prezzo Limited | Operates restaurants under the Prezzo brand in casual dining market in the United Kingdom | TPG Capital, LLP; TPG Partners VI-AIV, L.P. | $449.1 | $284.2 | $48.1 | 16.9% | 9.3x | 1.58x |
| 10/1/2014 | Closed | Lexington Catering Limited | Provides food catering services to blue chip businesses in London and the South East of England | Elior (ENXTPA:ELIOR) | $22.7 | $53.9 | NA | NA | NA | 0.42x |
| 9/29/2014 | Closed | Einstein Noah Restaurant Group, Inc. | Owns, operates, franchises, and licenses bagel specialty restaurants in the United States | BDT Capital Partners, LLC; JAB Beech Inc. | $463.1 | $442.4 | $45.0 | 10.2% | 10.3x | 1.05x |
| 8/1/2014 | Closed | Food Services Project, S.L. | Owns and operates Spanish restaurants in Europe | Alsea, S.A.B. De C.V. (BMV:ALSEA *); Alia Capital Partners, S.L. | $362.2 | $354.2 | $42.9 | 12.1% | 8.4x | 1.02x |
| 1/31/2014 | Closed | South Beauty Investment Co. Ltd | Owns and operates restaurants in China | CVC Capital Partners Limited | $362.8 | $229.0 | NA | NA | NA | 1.58x |
| 6/11/2014 | Closed | 56 Wendy's Restaurants | Operates quick-service restaurants | NPC Quality Burgers, Inc. | $57.1 | $77.0 | NA | NA | NA | 0.74x |
| 5/8/2014 | Closed | Retail Zoo Pty Ltd. | Operates and franchises restaurants and food stores | Bain Capital, LLC | $259.6 | $43.4 | $14.1 | 32.6% | 18.3x | 5.98x |
| 3/30/2014 | Closed | Morgan's Foods Inc. | Operates restaurants under franchise in the United States | Apex Restaurant Management, Inc | $49.9 | $85.6 | $6.5 | 7.6% | 7.7x | 0.58x |
| **Group Median** | | | | | | | | | 8.9x | 1.15x |
| **Aggregate Mean** | | | | | | | | | 11.8x | 1.62x |
| **Aggregate Median** | | | | | | | | | 9.3x | 1.18x |

Source: Capital IQ, company filings, press releases

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Valuation Analysis Selected Public Companies / M&A Transactions Analysis Summary Selected Public Companies Analysis Summary (RMB in thousands) Enterprise Valuation Multiples Valuation Summary Public Company Public Company Transaction Company Metric Selected Multiple Range Enterprise Value Range Range Median Median Performance EV / 2016 EBIT 4.1x - 17.3x 8.9x NA 7.00x - 9.00x ¥32,860 ¥230,018 - ¥295,737 EV / 2017 EBIT 3.3x - 16.2x 7.2x NA 7.00x - 9.00x ¥33,471 ¥234,295 - ¥301,237 Concluded Enterprise Value Range ¥232,200 - ¥298,500 Implied Per ADS Range (USD) $4.84 - $5.21 Implied Multiples EV / LTM EBITDA 2.5x 13.7x 5.9x 9.3x ¥110,483 2.1x - 2.7x EV / 2016 EBITDA 2.5x 11.9x 4.7x NA ¥112,230 2.1x - 2.7x EV / 2017 EBITDA 2.0x 11.7x 4.3x NA ¥114,447 2.0x - 2.6x EV / LTM EBIT 3.8x 19.3x 12.3x NA ¥34,340 6.8x - 8.7x EV / 2016 EBIT 4.1x 17.3x 8.9x NA ¥32,860 7.1x - 9.1x EV / 2017 EBIT 3.3x 16.2x 7.2x NA ¥33,471 6.9x - 8.9x EV / LTM Revenue 0.34x 2.80x 0.65x 1.18x ¥1,450,497 0.16x - 0.21x Note: Balance sheet data and LTM as of September 30, 2015. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses). CONFIDENTIAL20 DUFF & PHELPS

Appendix 01Assumptions, Qualifications, and Limiting Conditions

Assumptions, Qualifications, and Limiting Conditions If issued, our Opinion letter will include assumptions, qualifications and limiting conditions similar to the following. This is not meant to be a complete list of the assumptions, qualifications and limiting conditions which will be included in our Opinion letter, if rendered. Assumptions and Reliance – In performing its analyses with respect to the Proposed Transaction, Duff & Phelps, with the Company’s and the Special Committee’s consent: Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information; Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; Assumed that any estimates, evaluations, forecasts and projections including, without limitation, the Management Projections, furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no view or opinion with respect to such estimates, evaluations, forecasts or projections or the underlying assumptions; Assumed that the information relating to the Company and the Proposed Transaction supplied by the Company to Duff & Phelps and the representations made by Company management regarding the Company and the Proposed Transaction in the Management Representation Letter are complete and accurate in all material respects, did not and does not omit to state a material fact in respect of the Company and the Proposed Transaction necessary to make the information not misleading in light of the circumstances under which the information was provided; Assumed that the representations and warranties made by all parties in the Merger Agreement and in the Management Representation Letter are true and correct and that each party to the Merger Agreement will fully and timely perform all covenants, undertakings and obligations required to be performed by such party; Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form, including the Merger Agreement, conform in all material respects to the drafts reviewed; Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading; Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all material respects with all applicable laws; and Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any undue delay, limitation, restriction or condition that would have a material effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction. To the extent that any of the foregoing assumptions or any of the facts on which the Opinion is based prove to be untrue in any material respect, the Opinion cannot and should not be relied upon for any purpose. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of the Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction and as to which Duff & Phelps does not express any view or opinion in the Opinion, including as to the reasonableness of such assumptions. CONFIDENTIAL22 DUFF & PHELPS

Assumptions, Qualifications, and Limiting Conditions Qualifications – If issued, our Opinion will be qualified by the following: Duff & Phelps has prepared the Opinion effective as of the date thereof. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date thereof, and Duff & Phelps disclaims any undertaking or obligation to (i) advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Duff & Phelps after the date thereof or (ii) update, revise or reaffirm the Opinion after the date thereof. Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise) of the Company. Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, reasonably be negotiated among the parties to the Merger Agreement and the Proposed Transaction, or (iii) advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction. Duff & Phelps is not expressing any opinion as to the market price or value of the Shares or ADSs (or anything else) after the announcement or the consummation of the Proposed Transaction (or any other time). The Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. Duff & Phelps expressly disclaims any responsibility or liability in this regard. In rendering the Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation payable to or to be received by the Company’s officers, directors, or employees, or any class of such persons, relative to the Merger Consideration, or with respect to the fairness of any such compensation. CONFIDENTIAL23 DUFF & PHELPS

Assumptions, Qualifications, and Limiting Conditions Limiting Conditions – If issued, the use of our Opinion will be strictly limited and will state: The Opinion is furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ written consent. The Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the Merger Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Opinion is based. The Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party. The Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with the Opinion shall be limited in accordance with the terms set forth in the engagement letter among Duff & Phelps, DPS, the Company, and the Special Committee dated September 1, 2015 (the “Engagement Letter”). The Opinion is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter. CONFIDENTIAL24 DUFF & PHELPS

Appendix 02Summary of Premiums Paid

# Summary of Premiums Paid

**Premiums Paid Analysis - Going Private Transactions**

*Transactions announced, closed, or effective from January 2012 - December 2015*

| | Number of Deals | Premium as a % of One-Day Prior to Announcement Date | One-Week Prior to Announcement Date | One-Month Prior to Announcement Date | One-Day Prior as a % of 52-Week High |
|---|---|---|---|---|---|
| **Overall Mean** | 383 | 36.4 | 37.3 | 41.4 | 71.3 |
| **Overall Median** | | 23.8 | 26.2 | 28.0 | 78.8 |
| **Chinese Companies Mean** | 82 | 35.8 | 35.9 | 42.4 | 65.7 |
| **Chinese Companies Median** | | 23.4 | 25.6 | 29.2 | 68.2 |
| **US-Listed Chinese Companies Mean** | 74 | 36.9 | 36.9 | 43.5 | 65.3 |
| **US-Listed Chinese Companies Median** | | 23.4 | 26.5 | 29.3 | 66.1 |
| **Country Style Cooking Restaurant Chain Co., Ltd.** | | 18.9 | 13.0 | 10.6 | 59.1 |

**Premiums Paid Analysis - Restaurants Change of Control Transactions**

*Transactions announced, closed, or effective from January 2012 - December 2015*

| | Number of Deals | Premium as a % of One-Day Prior to Announcement Date | One-Week Prior to Announcement Date | One-Month Prior to Announcement Date | One-Day Prior as a % of 52-Week High |
|---|---|---|---|---|---|
| **Overall Industry Mean** | 25 | 21.1 | 24.6 | 36.4 | 52.6 |
| **Overall Industry Median** | | 11.7 | 25.7 | 29.9 | 55.6 |
| **Asian Companies Mean** | 11 | 19.3 | 17.3 | 23.3 | 69.4 |
| **Asian Companies Median** | | 11.7 | 11.9 | 11.0 | 80.3 |
| **Country Style Cooking Restaurant Chain Co., Ltd.** | | 18.9 | 13.0 | 10.6 | 59.1 |

Note: Excludes negative premiums.
Source: Capital IQ

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